                                                                    EXHIBIT 11.1

                        SPLASH TECHNOLOGY HOLDINGS, INC.
                     COMPUTATION OF EARNINGS PER SHARE (1)
                    (in thousands, except per share amounts)




                                                                Eight Months                 Year Ended
                                                                   Ended                   September 30,
                                                               September 30,                    1997
                                                                    1996
                                                             ----------------            ----------------
Weighted average common shares outstanding for the period:              7,009                      12,002



   Common equivalent shares deemed outstanding from
   options and warrants to acquire common stock deemed
   converted using Modified Treasury Stock Method             833                        378

   Common equivalent shares outstanding from conversion
   of preferred stock                                       1,741       2,574             43          421
                                                            -----     -------            ---      -------
Shares used in per share calculation                                    9,583                      12,423
                                                                      =======                     =======
Net income (loss)                                                     $(8,196)                    $ 5,091
Cumulative dividends on preferred stock                                  (730)                         (4)
                                                                      -------                     -------
Adjusted net income (loss)                                            $(8,926)                    $ 5,087
                                                                      =======                     =======
Net income (loss) per share                                           $ (0.93)                    $  0.41
                                                                      =======                     =======

(1) This exhibit presents the primary and fully diluted computations of net loss per share. There is no significant difference in the per-share amounts when applying either method.


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